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                                                                    EXHIBIT 32.2

                               CERTIFICATE OF THE
                           CHIEF EXECUTIVE OFFICER OF
                             TOWER AUTOMOTIVE, INC.

      I, James A. Mallak, Chief Financial Officer and Treasurer of Tower Automotive, Inc., hereby certify pursuant to Rule 15d-14 (b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that to the best of my knowledge and belief:

      (1) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and;

      (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Tower Automotive, Inc.


Date: August 9, 2004                      By: /s/  James A. Mallak
                                              -------------------------------
                                              James A. Mallak
                                              Chief Financial Officer and
                                              Treasurer